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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_] Preliminary proxy statement                [_] Confidential, for use of the
[X] Definitive proxy statement                     Commission only (as permitted
[_] Definitive additional materials                by Rule 14a-6(e)(2))
[_] Soliciting material under Rule 14a-12

                           FIRST NATIONAL CORPORATION
                           --------------------------
                (Name of Registrant as Specified in Its Charter)

              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

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
                           FIRST NATIONAL CORPORATION
                        950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held April 23, 2002

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of First National Corporation, a South Carolina corporation (the "Company"), will be held at the Liberty Room, 1857 Joe S. Jeffords Highway, Orangeburg, South Carolina at 2:00 p.m., on April 23, 2002, for the following purposes:

     (1)  To elect six directors of the Company to serve three-year terms;

     (2) To approve the First National Corporation 2002 Employee Stock Purchase Plan;

     (3) To ratify the appointment of J.W. Hunt and Company, LLP, as independent auditors for the Company for the fiscal year ending December 31, 2002; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only record holders of Common Stock of the Company at the close of business on March 12, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and 2001

     Annual Report to Shareholders (which includes its 2001 Annual Report on Form 10-K) are enclosed with this Notice. You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT TELEPHONE NUMBER (803) 534-2176. IF YOU ARE A RECORD SHAREHOLDER, ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                              By Order of the Board of Directors

                                              /s/ James C. Hunter, Jr.
                                              ----------------------------------
                                              James C. Hunter, Jr.
                                              Secretary

Orangeburg, South Carolina
March 25, 2002

                           FIRST NATIONAL CORPORATION
                        950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           to be Held April 23, 2002

     This Proxy Statement is furnished to shareholders of First National Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company" or "First National" or "FNC"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Liberty Room, 1857 Joe S. Jeffords Highway, Orangeburg, South Carolina at 2:00 p.m., on April 23, 2002 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 25, 2002.

     The Company has its principal executive offices at 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115. The Company's telephone number is
(803) 534-2176.

                                 ANNUAL REPORT

     The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing the Company's fiscal year ended December 31, 2001 financial statements) is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                              REVOCATION OF PROXY

     Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to First National Corporation, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115, Attention:
James C. Hunter, Jr. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                               QUORUM AND VOTING

     The Company's only voting security is its $2.50 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 12, 2002 (the "Record Date"), the Company had issued and outstanding 6,952,976 shares of Common Stock, which were held of record by approximately 4,600 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

     Provided a quorum is established at the meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting. Votes that are withheld or shares that are not voted in the election of directors (including brokers non-votes) will have no effect on the outcome of the election of directors. Cumulative voting will not be permitted.

     All other matters which may be considered and acted upon at the Annual Meeting, including the proposal to approve the First National Corporation 2002 Employee Stock Purchase Plan and the proposal to ratify the appointment of J. W. Hunt and Company, LLP as independent auditors, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Votes that are withheld or shares that are not voted (including broker non-votes) will have no effect on the outcome of such matters.

                       ACTIONS TO BE TAKEN BY THE PROXIES

     Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; "FOR" approval of the First National Corporation 2002 Employee Stock Purchase Plan; and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as independent auditors for the fiscal year ending December 31, 2002. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

                             SHAREHOLDER PROPOSALS

     Any shareholder of the Company desiring to present a proposal for action at the 2003 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 22, 2002 if such proposal is to be considered for inclusion in the 2003 proxy materials. Only proper proposals that are timely received will be included in the Company's 2003 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the board of directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the Secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice must set forth the name of the nominee, his or her address, the number of shares of stock owned by the nominee and the name and address of the shareholder making the nomination. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 12, 2002, the number and percentage of outstanding shares beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. No person is known by the Company to own more than 5% of the outstanding Common Stock.

                                         Common Shares        Percent of Shares
  Name                                 Beneficially Owned (1)  Outstanding (2)
  ----                                 ----------------------  ---------------
  Colden R. Battey, Jr. (3)                  82,645                  1.2%
  Luther J. Battiste, III                       816                     *
  Thomas S. Camp (1) (4)                      5,853                     *
  Charles W. Clark (3)                       62,804                     *
  M. Oswald Fogle                            10,193                     *
  Dwight W. Frierson (5)                     14,172                     *
  John L. Gramling, Jr. (3)                   7,573                     *
  Richard L. Gray (3)                        88,142                  1.3%
  Robert R. Hill, Jr. (1)                    22,632                     *
  C. John Hipp, III (1) (6) (7)              57,162                     *
  Robert R. Horger (3)                       34,578                     *
  Richard C. Mathis (1) (4)                   2,706                     *
  Harry M. Mims, Jr.                         32,792                     *
  Ralph W. Norman                             7,480                     *
  Anne H. Oswald                              1,791                     *
  Samuel A. Rodgers                          21,939                     *
  James W. Roquemore (3) (5)                 21,947                     *
  James A. Shuford, III (1) (4)              21,529                     *
  Thomas E. Suggs                             3,494                     *
  A. Dewall Waters                           27,234                     *
  John W. Williamson, III                    43,182                     *
  Cathy Cox Yeadon (3) (5)                   10,740                     *
  All directors and executive
  officers as a group (28 Persons) (2)      681,113                  9.7%
________________________

*Indicates less than one percent of the outstanding First National Common Stock.

(1) As reported to First National by the directors, nominees and executive officers, including the following number of shares of common stock that may be acquired through the exercise of stock options as of and within 60 days of the Record Date: Mr. Camp, 5,275 shares; Mr. Hill, 3,900 shares; Mr. Hipp, 7,200 shares; Mr. Mathis, 1,750 shares; Mr. Shuford, 750 shares; and all directors and executive officers as a group, 47,525 shares.
(2) Based on the number of shares outstanding at, or acquirable by directors and executive officers through vested stock options within 60 days of, the Record Date March 12, 2002.
(3) Excludes shares owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Battey, 18,043 shares; Mr. Clark, 8,320 shares; Mr. Gramling, 748 shares; Mr. Gray, 35,917 shares; Mr. Roquemore, 3,890 shares; and Ms. Yeadon, 3,850 shares.
(4) Includes shares held as of December 31, 2001 by First National under the Company's Employee Savings Plan, as follows: Mr. Camp, 478 shares; Mr. Horger, 662 shares; Mr. Mathis, 356 shares; Mr. Shuford, 746 shares; and all directors and executive officers as a group, 7,189 shares.
(5) For Mr. Frierson, includes 5,805 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the voting and disposition of these shares on that company's behalf. For Mr. Roquemore, includes 8,430 shares owned by Patten Seed Company, of which Mr. Roquemore is a 30% owner and management affiliate. For Ms. Yeadon, excludes 4,866 shares owned by Cox Scholarship Fund, of which Ms. Yeadon is an affiliate.
(6) Includes shares owned in partnerships that hold only FNC stock. The partnerships require unanimous partner consent to vote or dispose of any shares of the stock. Partnership interests are included in the totals above, as follows: Mr. Hipp, 12,477 shares; and all directors and executive officers as a group, 30,743 shares.

(7) Includes 11,977 shares of restricted stock granted to Mr. Hipp, over which he has full voting privileges. Mr. Hipp is currently 50% vested in the shares and will be vested in the remaining 50% in April 2003.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of First National provide for a maximum of 20 directors, to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. The board of directors of First National has set the number of directors at 19. Luther J. Battiste,III, Robert
R. Hill, Jr., Ralph W. Norman, Anne H. Oswald, Samuel A. Rodgers, and A. Dewall Waters, all of whom currently are directors of First National and whose terms expire at the Annual Meeting, have been nominated by the First National board of directors for reelection by the shareholders. First National's bylaws provide that no shareholder may nominate a person for election as a director of First National unless the shareholder has notified the Secretary of First National in writing not less than 45 days prior to the meeting at which directors are to be elected. Such notice must set forth the name of the nominee, his or her address, the number of shares of First National stock owned by the nominee and the name and address of the shareholder making the nomination.

     The table below sets forth the name, age and business experience for the past five years for each nominee for director and each current director of First National Corporation.

                   Director Nominees for Terms Expire in 2005

                           Year First
                            Elected     Business Experience
Name and Age                Director    for the Past Five Years
------------                --------    -----------------------

Luther J. Battiste, III (52)  2001      Partner in the firm Johnson, Toal and
                                        Battiste, P.A., Attorneys at Law,
                                        Columbia, S.C. and Orangeburg, S.C.

Robert R. Hill, Jr. (35)      1996      President and Chief Operating Officer of
                                        First National Bank since May 2000;
                                        Senior Executive Vice President and
                                        Chief Operating Officer of First
                                        National Bank from January 1999 to May
                                        2000; President of the National Bank of
                                        York County from July 1996 to January
                                        1999; Organizer of the National Bank of
                                        York County from October 1995 to July
                                        1996

Ralph W. Norman (48)          1996      President of Warren Norman Co., Inc., a
                                        real estate brokerage firm.

Anne H. Oswald (54)           1991      Partner, Oswald and White Realty, a real
                                        estate brokerage agency

Samuel A. Rodgers (70)        1998      Vice chairman of Carolina Eastern, Inc.,
                                        a distributor of agricultural products;
                                        Chairman of the Board, Florence County
                                        National Bank.

A. Dewall Waters (58)         1987      Partner, Main Waters Enterprises, a
                                        partnership which owns and operates
                                        McDonald's Restaurants. Current
                                        Directors Whose Terms Expire in 2004

John L. Gramling, Jr. (70)    1974*     Farmer.

Robert R. Horger (51)         1991      Chairman of the Board of First National
                                        Corporation and First National Bank
                                        since 1998; from 1994 to 1998, Vice
                                        Chairman of the Board, First National
                                        Corporation and First National Bank;
                                        Attorney, Horger, Barnwell and Reid in
                                        Orangeburg, S.C.

Harry M. Mims, Jr. (60)       1988      President of J. F. Cleckley & Company ,
                                        a company engaged in site development.

James W. Roquemore (47)       1994      Chief Executive Officer, Patten Seed
                                        Company, Inc. of Lakeland, Georgia and
                                        General Manager of Super-Sod/Carolina, a company that produces and markets turf, grass, sod and seed. Owner and operator of golf courses in Georgia.

John W. Williamson, III (53)  2001      President of J.W. Williamson Ginnery,
                                        Inc., a cotton gin and warehouse that
                                        operates a grain elevator, produces
                                        fertilizers, and buys and sells
                                        agricultural products.

Cathy Cox Yeadon (52)         1997      Human Resources Manager of Cox Wood
                                        Preserving Co., Inc., a wood preserver.

                  Current Directors Whose Terms Expire in 2003

Colden R. Battey, Jr. (66)    1999      Senior partner of Harvey & Battey Law
                                        Firm, Beaufort, S.C.

Charles W. Clark (52)         1993      President of Santee Shores, Inc., a
                                        company engaged in the development and
                                        management of real estate.

M. Oswald Fogle (57)          2001      President of Decolam Inc., a company
                                        engaged in the lamination of boards and
                                        general warehousing.

Dwight W. Frierson (45)       1996      Vice Chairman of the Board, First
                                        National Corporation and First National
                                        Bank since 1999; Vice President and
                                        General Manager of Coca-Cola Bottling
                                        Company of Orangeburg, S.C.

Richard L. Gray (71)          1999      Chairman of the Board of Grayco, a
                                        lumber and home products company.

C. John Hipp, III (50)        1994      President and Chief Executive Officer of
                                        First National Corporation since 1994;
                                        Chief Executive Officer of First
                                        National Bank; President and Chief
                                        Executive Officer of First National Bank from 1994 to 2000; President of Rock
                                        Hill National Bank and Rock Hill
                                        National Bank Corporation from 1990 to
                                        1994.

Thomas E. Suggs (52)          2001      President and Chief Executive Officer of
                                        Keenan and Suggs, Inc., an insurance
                                        brokerage and consulting firm.

* Includes service as a director of First National Bank prior to the formation of First National Corporation in 1985.

Compensation of Directors

     Non-employee directors of First National are paid a cash retainer of $300 per calendar quarter and $500 per meeting of the bank subsidiary board of which they are a member. Members of the Executive Committee, Audit Committee, and Compensation Committee are paid additional payments of $500, $400, and $300, respectively, for each committee meeting attended. The chairmen of the Audit and Compensation Committees receive $500 per committee meeting in lieu of the corresponding amounts above. Directors who are also officers of First National or its subsidiaries do not receive fees for serving as a director.

     In addition, all non-employee directors of the Company are entitled to receive nonqualified stock options under the Company's 1999 Stock Option Plan, which provides for the automatic grant of options to acquire 500 shares of First National common stock on December 30 of each odd-numbered calendar year beginning in 1999 and ending in 2005. In addition, under the plan, non-employee directors who serve on the following committees are entitled to receive an option to acquire the following number of shares of First National common stock:

                      Executive Committee       250 shares
                      Audit Committee           100 shares
                      Compensation Committee    100 shares

Meetings of the Board of Directors and Committees

     During 2001, the board of directors of First National held four regular meetings and one special meeting. Each director with the exception of Charles W. Clark and James W. Roquemore attended at least 75% of the aggregate of (a) the total number of meetings of the board of directors of First National held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the board of directors of First National on which he or she served.

     The board of directors of First National maintains audit, compensation, executive and policy committees. The functions, composition and frequency of meetings for these committees during 2001 were as follows:

     Audit Committee - The audit committee is composed of M. Oswald Fogle, Chairman, Colden R. Battey, Jr., E. Everett Gasque, Jr. (a director of the Company's subsidiary, First National Bank), Ralph W. Norman, and John W. Williamson, III, who joined the committee in May 2001. The audit committee held 10 meetings in 2001 and each member attended at least 75% of those meetings. The audit committee recommends to the board of directors the appointment of independent auditors, reviews with the independent auditors the recommendations and results of audit engagements, maintains direct reporting responsibility and regular communication with the internal audit staff of First National Bank, Florence County National Bank, National Bank of York County, and CreditSouth Financial Services Corporation, reviews the scope and the results of the audits of the Company's internal audit department and other matters pertaining to First National's accounting and financial reporting functions, approves the services to be performed by the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of First National's, First National Bank's, Florence County National Bank's, National Bank of York County's, and CreditSouth Financial Services Corporation's systems of internal finance and accounting controls.

     Executive Committee - The executive committee is composed of Robert R. Horger, Chairman, Charles W. Clark, Dwight W. Frierson, C. John Hipp, III , Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. Each member except James W. Roquemore attended at least 75% of the executive committee meetings held in 2001. The board of directors of First National may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the board of directors in the management of the affairs of First National. The executive committee also acts as a nominating committee for the purpose of recommending to the board of directors nominees for election to the board of directors. The executive committee will consider nominees recommended by record shareholders if the nomination is in writing and delivered to the Secretary of First National not less than 45 days prior to the meeting of shareholders at which directors are to be elected. The written nomination must state the name, address and number of shares owned by the nominee, and the name and address of the shareholder making the nomination. The executive committee met 23 times in 2001.

     Compensation Committee - The compensation committee is composed of A. Dewall Waters, Chairman, Colden R. Battey, Jr., Charles W. Clark and Harry M. Mims, Jr. The compensation committee met five times in 2001. The compensation committee evaluates the performance of the executive officers of First National and recommends to the board of directors, through the executive committee, matters concerning compensation, salaries, and other forms of executive compensation to officers of First National Bank, National Bank of York County, Florence County National Bank and CreditSouth Financial Services Corporation.

     Policy Committee - The policy committee is composed of Dwight W. Frierson, Chairman, Charles W. Clark, Richard L. Gray,

C. John Hipp, III, Robert R. Horger, Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. The primary purpose of the policy committee is to recommend new policies and review present policies or policy updates and changes. The policy committee met four times in 2001.

                PROPOSAL TO APPROVE EMPLOYEE STOCK PURCHASE PLAN

     In January 2002, the board of directors of the Company adopted the First National Corporation 2002 Employee Stock Purchase Plan, subject to approval of the plan by the shareholders of the Company at the Annual Meeting. The plan is intended to encourage employee stock ownership by offering eligible employees the opportunity to purchase Common Stock at a discount through payroll deductions. There are 300,000 shares of Common Stock available for issuance under the plan, which number of shares automatically will be adjusted if the Company increases or decreases its issued shares through a stock dividend, stock split, combination of shares, recapitalization or other similar change. If approved by shareholders, the plan will become effective on July 1, 2002. and will terminate on June 30, 2009, unless terminated before then by the Company. The plan will be administered by the Compensation Committee of the board of directors of the Company. The following summary of the plan is qualified in its entirety by reference to the text of the plan, which is attached hereto as Appendix A.

     Under the plan, eligible employees may elect to have payroll deductions made in whole percentages of not more than 10% of their compensation. At the end of each quarterly option period, each participant's payroll deductions will be used to acquire Common Stock at a price equal to 85% of the fair market value of the stock on either the first or last day of the quarterly option period, whichever is lower. Under the plan, "fair market value" means the closing price of the Company's stock as of the last business day prior to the date as of which a valuation is being made. No employee may purchase more than 10,000 shares during any quarterly option period. In addition, no employee may purchase during any year shares worth more than $25,000, determined as of the beginning of each quarterly option period.

     All employees who are eligible to participate in the Company's 401(k) employee savings plan will be eligible to participate in the plan, provided that the employee is customarily scheduled to work at least 20 hours a week. However, any employee who beneficially owns more than five percent of the Company's outstanding stock will not be eligible to participate. As of March 22, 2002, there were approximately 427 employees of the Company eligible to participate in the plan. The Company is unable to determine the benefits that will be received by the Company's executive officers under the plan because such benefits will depend on the nature of each officer's election to participate in the plan.

     Eligible employees may elect to participate by delivering a completed requested form to the Company. A request form will remain in effect until the Company receives a subsequent request form or the plan terminates. A participant may not increase or decrease his payroll deduction during any quarterly option period, but a participant may discontinue his payroll deduction at any time effective for the first pay period commencing at least 25 days after the request. A participant who discontinues his payroll deductions may elect to have the balance in his account returned to him or used to purchase stock under the plan, and must wait at least six months before again participating in the plan. A participant who retires in accordance with the Company's retirement policy, becomes disabled or dies may elect to have his account returned to him (or his estate) or used or purchase stock under the plan. If a participant's employment is terminated for any reason other than retirement, disability or death, his account will be returned to him and not used to purchase stock under the plan

     The Compensation Committee may amend or modify the plan at any time, except that no amendment or modification may affect any right or obligation with respect to any grant made under the plan. In addition, if shareholder approval is required to comply with the applicable requirements of the federal securities laws, the Internal Revenue Code or the rules of any stock exchange on which the Company's stock is traded, the plan may not be amended or modified without shareholder approval to materially affect the eligibility requirements, increase the number of shares of Common Stock, or materially increase the benefits of participants under the plan. The Compensation Committee may terminate the plan at any time.

FEDERAL INCOME TAX CONSEQUENCES

     The plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under the Internal Revenue Code as currently in effect, there are no federal income tax consequences in connection with the acquisition of stock pursuant to the plan until the year in which the participant sells or otherwise disposes of the shares, or, if earlier, the year in which the participant dies. If the shares are sold or otherwise disposed of prior to a participant's death, then the income tax consequences will depend upon whether the shares are sold within two years after the first business day of the applicable quarterly option period in which such shares were purchased (the "grant date"). If the shares are sold or disposed of more that two years after the grant date, then the participant will recognize ordinary income in an amount equal to the lesser of
(i) 15% of the fair market value of the shares on the applicable grant date or
(ii) the amount by which the fair market value of the shares at the time of such sale or disposition exceeds the amount paid for the shares, and the Company will not be entitled to any income tax deduction. However, if the shares are sold or otherwise disposed of within two years after the applicable grant date, a participant generally will recognize ordinary income in the amount by which the fair market value of the shares on the last business day of the applicable quarterly option period (the "exercise date") exceeded the amount paid for the shares, and the Company will be entitled to a corresponding income tax deduction. If a participant dies prior to a sale or other disposition of the shares (whether or not within two years after the applicable grant date), the participant will recognize ordinary income in an amount equal to the lesser of
(i) 15% of the fair market value of the shares on the applicable grant date, or
(ii) the amount, if any, by which the fair market value of the shares as of the date of death exceeds the amount actually paid for the shares. In any case, the participant may also have a capital gain or loss (which will be long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (which generally will be the amount paid for the shares plus the amount of ordinary income which the participant must recognize at the time of the sale or other disposition).

     The proposal to approve the First National Corporation 2002 Employee Stock Purchase Plan will be adopted if the number of shares of Common Stock voted in favor of the proposal exceed the number of shares of Common Stock voted against the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

                             EXECUTIVE COMPENSATION

     The following table summarizes for the years indicated current and long-term compensation for the Chief Executive Officer of First National and the four most highly compensated executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                               Annual                     Compensation Awards
                                           Compensation (1)          -----------------------------
                                        ---------------------                           Securities
Name and                                     Long-Term                 Restricted       Underlying       All Other
Principal Position         Year         Salary       Bonus(2)        Stock Awards(5)    Options(#)     Compensation(6)
------------------         ----         ------       --------        ---------------    ----------     ---------------
C. John Hipp, III          2001        $251,466      $ 94,113               -             9,600            $5,737
President and Chief        2000        $236,301      $100,597               -                 -             6,191
Executive Officer          1999        $225,512      $ 85,737               -             9,600             5,858

Robert R. Hill, Jr.        2001        $164,597      $ 59,802               -             5,200            $4,726
President and COO          2000        $150,882      $ 54,766               -                 -             4,743
First National Bank        1999        $123,976      $ 55,915               -             5,200             4,851

Thomas S. Camp             2001        $145,157      $ 77,329               -             2,500            $4,065
President and CEO          2000        $135,927      $ 39,800               -                 -             4,235
National Bank of           1999        $123,887      $ 32,660               -             1,800             3,009
York County

Richard C. Mathis          2001        $128,739      $ 41,739               -             2,000            $3,789
Executive Vice             2000(3)     $ 78,462      $ 26,383               -             5,000               668
President and              1999               -             -               -                 -                 -
Chief Financial Officer

James A. Shuford, III      2001        $142,798      $ 13,174               -                 -            $4,235
Executive Vice             2000(4)     $172,361      $ 22,421               -                 -             4,459
President                  1999(4)     $218,170      $  7,167               -             1,500             3,363

(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.

(2) First National's subsidiaries maintain incentive compensation plans. Amounts payable under the incentive compensation plans are most commonly based on the particular subsidiary's performance in terms of its return on equity for any calendar year. The First National Compensation Committee sets performance goals at the beginning of any calendar year. The board of directors of First National, however, has the discretion to change during any year the performance goals, payment amounts and other requirements of the incentive compensation plans. The incentive compensation plans create "incentive pools" containing a specified percentage of the banks' income over the income needed for a targeted percentage return on equity for the calendar year. Amounts paid into an incentive pool are distributed to participating employees based on the individual employee's merit and salary level.

     Additionally, the executive officers participate in an incentive plan that provides cash incentive payments based on the executive's performance in accomplishing specific goals. These payments are derived from a pool of funds established by the Compensation Committee at tiered levels based on meeting and exceeding planned net income targets.

(3)  Mr. Mathis' employment with the Company began in May 2000.

(4) Included in Mr. Shuford's salary for 2000 and 1999 are totals of $30,000 and $75,000, respectively, paid in satisfaction of his employment agreement with First Bancorporation, which the Company acquired in July 1999. Also, approximately three-fourths of the 1999 compensation totals for Mr. Shuford were paid by First Bancorporation prior to its acquisition by First National.

(5) No shares of restricted stock were granted to executive officers during 2001, 2000, and 1999. The value of restricted stock holdings of 11,977 shares by Mr. Hipp at December 31, 2001 was $231,156.

(6) Includes contributions by First National's subsidiaries through matching or discretionary contributions to their employee savings plans allocated to the named executive officers' accounts, and term life insurance premiums paid by First National's subsidiaries for the benefit of the named executive officers as follows:

                                Employee Savings Plan   Life Insurance Premiums
                                ---------------------   -----------------------

  C. John Hipp, III        2001         $ 3,400                $2,337
                           2000           3,400                 2,791
                           1999           3,200                 2,658

  Robert R. Hill, Jr.      2001           3,200                 1,526
                           2000           2,931                 1,812
                           1999           2,401                 1,450

  Thomas S. Camp           2001           2,806                 1,259
                           2000           2,640                 1,595
                           1999           1,559                 1,450

  Richard C. Mathis        2001           2,575                 1,214
                           2000               -                   668
                           1999               -                     -

  James A. Shuford, III    2001           2,856                 1,379
                           2000           2,780                 1,679
                           1999           2,795                   568

     The employee savings plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and covers all First National employees.

                              EMPLOYMENT AGREEMENT

     In September 1999, C. John Hipp, III, entered into an amended and restated employment and noncompetition agreement with First National providing for his employment as President and Chief Executive Officer of First National. The term of the amended agreement began September 30, 1999 and continues for three years. The agreement provides that on each anniversary date beginning September 30, 2000, the term shall be extended for one year (so that on each anniversary date the term will be three years), unless at least 60 days prior to any anniversary date either Mr. Hipp or the Company gives to the other notice in writing of non-renewal. The agreement provides for compensation for Mr. Hipp at the 1999 level or a greater rate set by the board of directors of First National or by a committee appointed by the board of directors, plus fringe benefits and reimbursement of expenses. If Mr. Hipp's employment is terminated for any reason by either Mr. Hipp or by First National following a change in control and while this agreement is in effect, Mr. Hipp will be entitled to continued compensation of an amount equal to the product of 2.99 multiplied by his "Base Amount" as defined in Section 280G(b)(3) of the Internal Revenue Code (generally the average of the previous five tax years' annual compensation), such amount to be paid over 36 months or in a lump sum at Mr. Hipp's discretion. If Mr. Hipp is terminated without cause or because of death or disability, Mr. Hipp (or his estate) will be entitled to be paid his then current base salary plus health and dental insurance coverages for a period of one year from the date of such termination. During his employment and for 12 months following any termination described above, Mr. Hipp has agreed not to compete with the Company through accepting traditional banking services employment in any county where the Company is conducting business, solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company.

Restricted Stock Plan

     On January 25, 1996, the board of directors of First National approved the issuance of restricted stock to C. John Hipp, III, President and Chief Executive Officer of First National. On March 7, 1996, the board of directors fixed the number of restricted shares issuable at 11,977 (after giving effect to all stock dividends and splits since the date of original grant). The grant is conditioned upon continued employment of Mr. Hipp as Chief Executive Officer of First National at each vesting date as follows: a) 25% of the shares vested free of restrictions in 1999; b) an additional 25% of the shares vested free of restrictions in 2001; and c) the remaining 50% of the shares will vest free of restrictions in 2003. Termination of Mr. Hipp's employment as Chief Executive Officer for any reason (except death or change in control of First National) prior to a vesting date would terminate any interest in non-vested shares. Prior to vesting of the shares, as long as Mr. Hipp remains Chief Executive Officer of First National, he will have the right to vote such shares and to receive dividends paid with respect to such shares. All restricted shares will fully vest in the event of a change in control of First National or upon the death of Mr. Hipp while serving as Chief Executive Officer.

                                 STOCK OPTIONS

     The following table provides information concerning FNC stock options exercised by the named executives in 2001 and the value of options held by each executive at December 31, 2001.

    AGGREGATED OPTION EXERCISES DURING 2001 AND YEAR END 2001 OPTION VALUES

                                                        Number of Securities
                                                             Underlying              Value of Unexercised In-
                            Shares                     Unexercised Options(2)          the-Money Options (3)
                         Acquired on     Value       ---------------------------   ---------------------------
Executive Officer          Exercise    Realized(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
-----------------          --------    -----------   -----------   -------------   -----------   -------------
C. John Hipp, III           18,480      $102,780        4,800         14,400        $ - 0 -       $ 52,685
Robert R. Hill, Jr.         11,550        78,675        2,600          7,800          - 0 -         28,538
Thomas S. Camp                   -             -        4,650          4,650          - 0 -         13,720
Richard C. Mathis                -             -        1,250          5,750          3,038         20,089
James A. Shuford, III            -             -          750            750          - 0 -          - 0 -

(1) Based on the difference between the closing price on the date of exercise and the option exercise price.

(2) Figures shown represent the total number of shares subject to unexercised options held by the indicated executive officers at year end 2001. The number of shares subject to options which were exercisable and unexercisable at year end 2001 is displayed. The number of options granted has been adjusted to reflect all stock splits and stock dividends.

(3) Dollar amounts shown represent the value of "in-the-money" stock options held by the indicated executive officers at December 31, 2001. Shares subject to an option are considered to be "in-the-money" if the fair market value at December 31, 2001 of shares of First National stock exceeds the exercise or base price of such shares. The value of the "in-the-money" options is computed based on the difference between the $19.30 per share fair market value of First National stock at December 31, 2001 and the exercise or base price of the shares subject to the underlying options. The value of shares subject to options that are exercisable and unexercisable at December 31, 2001 is displayed.

     The following table provides information concerning the grant of stock options during 2001 to the named executives.

                             OPTION GRANTS IN 2001

                                                                                                       Potential Realizable Value
                                                Percent of Total                                     At Annual Rates of Stock Price
                        Number of Securities   Options Granted to    Exercise or                     Appreciation for Option Term(3)
                         Underlying Options       Employees in        Base Price                     ------------------------------
Executive Officer          Granted(#)(1)           Fiscal Year       ($/Share)(2)   Expiration Date         5%           10%
-----------------          -------------           -----------       ------------   ---------------         --           ---
C. John Hipp, III              9,600                  20.25%           $13.812          1/3/11           $ 83,388     $ 211,323
Robert R. Hill, Jr.            5,200                  10.97             13.812          1/3/11             45,169       114,466
Thomas S. Camp                 2,500                   5.27             13.812          1/3/11             21,716        55,032
Richard C. Mathis              2,000                   4.22             13.812          1/3/11             17,373        44,026
James A. Shuford, III              -                      -                  -               -                  -             -

(1) All stock options become exercisable over a four-year period in 25% annual increments.

(2) The exercise price equals the market price of First National's common stock on the date of the grant.

(3) The potential gains are based on the assumed annual rates of stock price appreciation of 5% and 10% over the term of each option. Any actual gains are dependent on the future performance of First National's common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation will be achieved. Increases in the stock price will benefit all shareholders commensurately.

                    REPORT ON EXECUTIVE OFFICER COMPENSATION

     First National's Compensation Committee is required to provide shareholders of First National with a report discussing the Compensation Committee's policies in establishing compensation for First National's executive officers. The report is also required to discuss the relationship, if any, between First National's performance and executive officer compensation. Finally, the report must specifically discuss the factors and criteria upon which the compensation paid to First National's Chief Executive Officer was based.

     The fundamental philosophy of First National's compensation program is to offer competitive compensation opportunities for executive officers that are based both on the individual's contribution and on First National's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading First National in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of First National's executive officers is reviewed and approved annually by the First National Compensation Committee. Annual compensation for First National's Chief Executive Officer (and other executive officers) consists of three elements.

     o A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided to key executives of other financial institutions of similar size and performance.

     o A short-term cash incentive program that is directly linked to individual performance and indirectly linked to First National's performance.

     o A long-term incentive program that provides stock options and, in certain cases, shares of restricted stock to executive officers. Such awards provide an incentive that focuses the executive's attention on managing First National from the perspective of a shareholder with an equity stake in the business. The economic value of any such award is directly tied to the future performance of First National's stock and will provide value to the recipient when the price of First National's stock increases over time.

     For First National's key executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. During 2001, First National increased the Chief Executive Officer's base salary by 6.0%. The compensation committee determined that the 6.0% increase in the Chief Executive Officer's base salary, in combination with the cash and stock incentive programs available, was appropriate in light of two primary factors. The first factor was a desire of First National to provide the Chief Executive Officer with a base salary comparable to that paid on average by other banking organizations of similar size and financial performance. First National periodically participates in local, state and other salary/compensation surveys and has access to other published salary/compensation data. The compensation committee annually reviews national, regional, statewide and local peer group salary data (to the extent available) to assist it in setting appropriate levels of the Chief Executive Officer's and other executive officers' base salaries. A second factor considered by the Compensation Committee in setting and adjusting base salary was First National's 2000 accomplishment of a 13.14% return on average equity and anticipated higher return on average equity for 2001. This performance indicator is updated annually, where needed, to help determine the increase in First National's key executives' base salary and is also used to help determine the annual cash incentive, as described below.

     First National has also established short-term cash incentive plans for its subsidiaries. Under the primary plan, all wage and salaried employees of a sponsoring subsidiary are eligible to participate. For purposes of determining the cash incentive payable under the plan, performance is measured based on return on equity. At the beginning of each year, the Compensation Committee sets a performance goal expressed as a target return on equity percentage. The board of directors, at its discretion, retains the flexibility to change performance goals, bonus amounts and requirements of the plan during the year. An "incentive pool" is established by setting aside a certain percentage of net income above the target return on equity for the calendar year. Amounts paid into the incentive pool are distributed to wage and salaried employees based on their wage and salary level and performance, which is measured by their semiannual evaluation rating.

     Additionally, First National has established a performance-based executive officer incentive plan that may provide cash incentive payments based on executives' performance in accomplishing specific individual goals and the Company's attaining certain net income levels. The Compensation Committee may establish a pool of funds for payments to executives at tiered levels based on meeting and exceeding planned net income targets.

     For First National's key executives, the annual cash incentive during the years 1999, 2000, and 2001 ranged from approximately 9% to 53% of normal base salary for full-year participants. This means that up to approximately one-half of annual compensation was variable, could fluctuate significantly from year to year, and was directly and indirectly tied to business and individual performance.

     Please refer to the Summary Compensation Table for a listing of stock options granted to the listed executives in 1999, 2000, and 2001.

     This report is provided as a summary of current practice with regard to the annual compensation review and authorization of executive officer compensation, and with respect to specific action taken for the Chief Executive Officer. The $1,000,000 tax deduction limitation for executive compensation which is not performance based, added by the Omnibus Budget Reconciliation Act of 1993, is not relevant to this year's report and does not affect either First National's or it subsidiaries' compensation policy. Should such limitations become relevant, steps will be taken to amend First National's and its subsidiaries' compensation policy to assure compliance.

                           * Compensation Committee *

A. Dewall Waters, Chairman                     Colden R. Battey, Jr.

Charles W. Clark                               Harry M. Mims, Jr.

                          DEFINED BENEFIT PENSION PLAN

     First National Bank maintains for the Company a noncontributory, defined benefit pension plan covering its employees, including the Company's executive officers. The pension plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and must also comply with provisions of the Employee Retirement Income Security Act of 1974.

     The pension table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories as if retirement had occurred on December 31, 2001. The benefits shown are computed on a single life only annuity basis.

--------------------------------------------------------------------------------
                 Employees' Pension Plan of First National Bank
                      Estimated Annual Retirement Benefits
           (For an Employee Whose Normal Retirement Date is 1/1/2002)
--------------------------------------------------------------------------------
        FAC*        10 Years        20 Years        30 Years        40 Years
--------------------------------------------------------------------------------
     $ 30,000       $ 2,700         $ 5,400         $ 8,100         $ 9,450
       50,000         5,410          10,820          16,230          18,935
       70,000         8,510          17,020          25,530          29,785
      100,000        13,160          26,320          39,480          46,060
      150,000        20,910          41,820          62,730          73,185
      200,000        24,010          48,020          72,030          84,035
      250,000        24,010          48,020          72,030          84,035
      300,000        24,010          48,020          72,030          84,035
      350,000        24,010          48,020          72,030          84,035
      400,000        24,010          48,020          72,030          84,035

     *FAC: Final Average Compensation is computed as the average amount of a participant's compensation earned over the last 60 months prior to his or her retirement date or early termination of employment.
--------------------------------------------------------------------------------

     Upon a participant's retirement at normal retirement date (age 65), a monthly retirement benefit will be paid in accordance with pension plan provisions. The amount of such monthly retirement benefit will equal 1/12 of the sum of (i) and (ii) as follows: (i) .90% of the pension plan participant's final average compensation multiplied by his years of credited service up to a maximum of 35 years; and (ii) .65% of the pension plan participant's final average compensation in excess of his covered compensation multiplied by his years of credited service up to a maximum of 35 years. For purposes of the above formula, social security covered compensation is currently set at $36,000 for an employee whose normal retirement date is January 1, 2002. A participant's final average compensation consists of the average amount of a participant's compensation earned over the last 60 months prior to early or normal retirement. A participant is credited with one year of credited service under the pension plan for each year in which 1,000 or more hours are worked. Benefits under the pension plan are not subject to deduction for social security or other offset amounts. For purposes of computing a participant's final average compensation, the pension plan uses the following definition of participant compensation: W-2 earnings, including bonuses, overtime and commissions, but excluding employer contributions to employee benefit plans, as limited by Section 401 (a)(17) of the Internal Revenue Code .

     For purposes of executive officer participation in the pension plan, the executive officer compensation used for purposes of computing executive officer benefits under the pension plan is the same as that shown in the Summary Compensation Table. As of December 31, 2001 the named executive officers had accumulated the following years of credited service toward retirement: C. John Hipp, III, 8 years credited service; Robert R. Hill, Jr., 6 years credited service; Thomas S. Camp, 3 years credited service; Richard C. Mathis, 1 year credited service; and James A. Shuford,III, 2 years credited service.

                         SHAREHOLDER PERFORMANCE GRAPH

     The following line graph compares First National's cumulative total shareholder return with a performance indicator of the overall stock market and a published industry index. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

     Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. First National's 2001 Annual Report to Shareholders contains a variety of relevant performance indicators concerning First National. Thus, shareholders may wish to consider other relevant performance indicators in assessing shareholder return and the reasonableness of executive compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with return on equity and return on assets percentages. As described in the Report on Executive Officer Compensation, First National's compensation committee uses, among other considerations, return on equity in helping to determine short-term cash incentive program awards.

     The performance graph below compares First National's cumulative total return over the most recent five year period with the AMEX Major Market Index, a broad stock market performance index for the exchange on which First National's stock is listed, and the SNL Southeast Bank Index, a banking industry performance index for the southeastern United States. Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share. The value of First National's stock as shown in the graph is based on information known to First National regarding transactions in First National's stock.


                                    [GRAPH]

                                                        Period Ending
                               ---------------------------------------------------------------
Index                          12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
----------------------------------------------------------------------------------------------
First National Corporation      100.00     171.24     228.01     185.91     112.57     171.10
AMEX Major Market Index         100.00     127.84     154.03     181.33     185.66     176.84
SNL Southeast Bank Index        100.00     151.59     161.38     127.00     127.52     158.86

SNL Financial LC
(C) 2002

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     First National Bank, Florence County National Bank and National Bank of York County have loan and deposit relationships with some of the directors of First National and its subsidiaries and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made, involve more than the normal risk of collectibility or present other unfavorable features.

     Robert R. Horger, Chairman of the Board of First National, is a partner in the law firm of Horger, Barnwell & Reid, which First National Bank has retained as general counsel during the past five years. First National Bank proposes to retain the firm during the current fiscal year.

     Under the Company's stock repurchase program, during 2001, the Company acquired an aggregate of 9,500 shares of its common stock at prevailing market prices from Charles W. Clark, a director. The aggregate proceeds paid to Mr. Clark in connection with this transaction was $185,250.00

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, First National's directors and executive officers are required to report periodically their ownership of First National stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to First National, it appears, except as discussed below, that all such reports for these persons were filed in a timely fashion in 2001. On December 31. 1999, and on December 28, 2001, the Company awarded options to acquire a number of shares ranging in each instance from 500 to 1,050 to all of its non-employee directors under the Company's 1999 Stock Option Plan. Also, in January 2001 the Company awarded options to acquire a number of shares ranging from 500 to 9,600 to most of its executive officers, including the executive officers named in the Summary Compensation Table. All non-employee directors and the executive officers subsequently reported such option grants on Form 4. However, such forms for the months of December 1999, January 2001, and December 2001 were not filed on a timely basis.

                            INDEPENDENT ACCOUNTANTS

     The board of directors, upon the recommendation of the audit committee, has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for First National and its subsidiaries for the current fiscal year ending December 31, 2002, subject to ratification by First National's shareholders. J. W. Hunt and Company, LLP has advised First National that neither the firm nor any of its partners has any direct or material interest in First National and its subsidiaries except as auditors and independent certified public accountants of First National. Representatives of J.W. Hunt and Company, LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process, including internal controls, on behalf of the Board of Directors. The Committee is composed of four directors of the Company and one director of First National Bank, each of whom is independent as defined by the rules of the American Stock Exchange. Management has the primary responsibility for the financial statements, internal controls, and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. In 2000, the Board of Directors approved and adopted a formal written charter for the Audit Committee.

     In the context of these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the December 31, 2001 audited financial statements. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent auditor's provision of non-audit services, as set forth in "Auditor Fees" below, is compatible with the auditor's independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors on March 21, 2002, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                              * Audit Committee *

M. Oswald Fogle, Chairman                 Colden R. Battey, Jr
Ralph W. Norman                           John W. Williamson, III
E. Everett Gasque, Jr.

AUDIT AND OTHER FEES

     The following listing presents the aggregate fees billed during 2001 to the Company (i) for the independent audit of the Company's annual financial statements and employee benefit plans and for the reviews of the Company's Form 10-Q filings for the year ended December 31, 2001; and (ii) for other reviews, tax preparations and estimates, and miscellaneous services rendered by J.W. Hunt and Company, LLP.

         Audit and Review Fees                                        $  96,393
         Financial Information Systems Design and Implementation Fees         -
         All Other Fees                                                  87,558
                                                                      ---------
         Total                                                        $ 183,951

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     First National is mailing to shareholders contemporaneously with these Proxy Materials a copy of its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission. Further inquiries regarding Form 10-K should be directed to: First National Corporation, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115, attention:
John L. Phillips, Controller.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except for the fair value purchase of FNC stock from Mr. Clark under the Company's stock repurchase program as discussed in the preceding section about Certain Relationships and Related Transactions, no current or former officer, and no other member of the Compensation Committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this Proxy Statement.

                                 OTHER BUSINESS

     The board of directors of First National does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                   APPENDIX A






                         FIRST NATIONAL CORPORATION 2002
                          EMPLOYEE STOCK PURCHASE PLAN

                            (Effective July 1, 2002)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   BACKGROUND

1.1    Establishment of the Plan..............................................1
1.2    Applicability of the Plan..............................................1
1.3    Purpose................................................................1

                              ARTICLE II

                              DEFINITIONS

2.1    Administrator..........................................................2
2.2    Beneficiary............................................................2
2.3    Board..................................................................2
2.4    Code...................................................................2
2.5    Committee..............................................................2
2.6    Common Stock...........................................................2
2.7    Compensation...........................................................3
2.8    Date of Grant..........................................................3
2.9    Employee...............................................................3
2.10   Employer...............................................................3
2.11   Exercise Date..........................................................3
2.12   Fair Market Value......................................................3
2.13   Option.................................................................3
2.14   Option Period..........................................................3
2.15   Option Price...........................................................3
2.16   Participant............................................................4
2.17   Plan...................................................................4
2.18   Request for Participation Form, or Request Form........................4
2.19   Subsidiary.............................................................4
2.20   Valuation Date.........................................................4

                              ARTICLE III

                     ELIGIBILITY AND PARTICIPATION

3.1    Eligibility............................................................5
3.2    Leave of Absence.......................................................5
3.3    Participation..........................................................5

                              ARTICLE IV

                            STOCK AVAILABLE

4.1    Number of Shares Available In General..................................6
4.2    Adjustment In Event of Changes In Capitalization.......................6
4.3    Shares Unavailable.....................................................6

                               ARTICLE V

                           OPTION PROVISIONS

5.1    Option Price...........................................................7
5.2    Calendar Year $25,000 Limit............................................7
5.3    Fixed and Determinable Number of Shares................................7

                              ARTICLE VI

                        PURCHASING COMMON STOCK

6.1    Deductions from Payroll................................................8
6.2    Deduction and Contribution Changes and Discontinuance..................8
6.3    Leave of Absence; Transfer to Ineligible Status........................8
6.4    Participant's Account..................................................9
6.5    Automatic Exercise.....................................................9
6.6    Issuance of Shares and Shareholder Rights..............................9
6.7    Listing, Registration, and Qualification of Shares....................10
6.8    Dividend Reinvestment Plan............................................10

                              ARTICLE VII

          WITHDRAWAL OF DEDUCTIONS; TERMINATION OF EMPLOYMENT

7.1    Discontinuance of Deductions; Leave of Absence; Transfer to
       Ineligible Status.....................................................11
7.2    Termination of Employment for Reasons Other Than Retirement,
       Disability, or Death..................................................11
7.3    Retirement or Disability..............................................11
7.4    Death.................................................................11

                             ARTICLE VIII

                       AMENDMENT AND TERMINATION

8.1    Amendment.............................................................13
8.2    Termination...........................................................13

                              ARTICLE IX

                             MISCELLANEOUS

9.1    Shareholder Approval..................................................14
9.2    Employment Rights.....................................................14
9.3    Tax Withholding.......................................................14
9.4    Rights Not Transferable...............................................14
9.5    Effect of Certain Transactions........................................14
9.6    No Repurchase of Stock by First National..............................15
9.7    Governing Law.........................................................15

                         FIRST NATIONAL CORPORATION 2002
                          EMPLOYEE STOCK PURCHASE PLAN

                            (Effective July 1, 2002)


                                   ARTICLE I


                                   BACKGROUND

     1.1    Establishment of the Plan.
            -------------------------

     First National Corporation ("First National") hereby establishes a stock purchase plan, to be known as the "FIRST NATIONAL CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN" (the "Plan"), effective for the seven year period commencing July 1, 2002, and terminating June 30, 2009, unless earlier terminated as provided in this document. The Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

     1.2    Applicability of the Plan.
            -------------------------

     The provisions of this Plan are applicable only to certain individuals who, on the first day of each Option Period, are Employees of First National and its participating subsidiaries.

     1.3    Purpose.
            -------

     The purpose of the Plan is to enhance the proprietary interest among the Employees of First National and its participating subsidiaries through ownership of First National Common Stock.

                                   ARTICLE II

                                   DEFINITIONS

     Whenever capitalized in this document, the following terms shall have the respective meanings set forth below:

     2.1    Administrator.
            -------------

     Administrator shall mean the person (who may be an officer or employee of First National) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

     2.2    Beneficiary.
            -----------

     Beneficiary shall mean that person so designated by the Participant on a Request Form delivered to the Administrator. In the event that no validly designated Beneficiary is living at the time of a Participant's death, the estate of the Participant shall be deemed the Participant's Beneficiary.

     2.3    Board.
            -----

     Board shall mean the board of directors of First National.

     2.4    Code.
            ----

     Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     2.5    Committee.
            ---------

     Committee shall mean a committee designated by the Board to have the general responsibility for the administration of the Plan.

     Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive.

     2.6    Common Stock.
            ------------

     Common Stock shall mean the Common Stock, par value $2.50 per share, of First National.

     2.7    Compensation.
            ------------

     Compensation shall mean, for any Participant for any payroll period, the Participant's compensation which is subject to an election to defer under the First Employees' Savings Plan.

     2.8    Date of Grant.
            -------------

     Date of Grant shall mean the first day of each Option Period.

     2.9    Employee.
            --------

     Employee shall mean a person that is classified as an employee on the payroll records of an Employer (regardless of such person's legal status or for the purpose of other laws relating to employees).

     2.10   Employer.
            --------

     Employer shall mean First National and any Subsidiary that is designated by the Board as an employer participating in the Plan.

     2.11   Exercise Date.
            -------------

     Exercise Date shall mean the final day of each Option Period.

     2.12   Fair Market Value.
            -----------------

     Fair Market Value of a share of Common Stock for each Option Period shall mean the closing price of the Common Stock on the American Stock Exchange (or such other stock exchange or over-the-counter market which constitutes the primary market for the Common Stock) as of the last business day for which prices are available prior to the Date of Grant or the Exercise Date, as the case may be, for the purposes of Section 5.1.

     2.13   Option.
            ------

     Option shall mean a right to purchase Common Stock under the Plan.

     2.14   Option Period.
            -------------

     Option Period shall mean the first day through the final day of each calendar quarter that the Plan is in effect. The Plan may terminate during an Option Period as provided herein. For the purposes of this paragraph, each calendar year contains four calendar quarters. Such quarters commence on January 1, April 1, July 1 and October 1.

     2.15   Option Price.
            ------------

     Option Price for each Option Period shall mean the price at which Common Stock may be purchased on an Exercise Date under Section 5.1.

     2.16   Participant.
            -----------

     Participant shall mean any eligible Employee who has elected to participate in the Plan under Section 3.3.

     2.17   Plan.
            ----

     Plan shall mean the First National Corporation 2002 Employee Stock Purchase Plan, as amended and in effect from time to time.

     2.18   Request for Participation Form, or Request Form.
            -----------------------------------------------

     Request for Participation Form, or Request Form, shall mean an Employee's enrollment form, containing such terms and provisions as may be required by the Administrator for each Option Period.

     2.19   Subsidiary.
            ----------

     Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of First National as defined in Code Section 424.

     2.20   Valuation Date.
            --------------

     Valuation Date shall mean those dates on which the Fair Market Value of the Common Stock is measured under Section 5.1 in order to determine the Option Price.

     Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

                                  ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     3.1    Eligibility.
            -----------

     An Employee becomes eligible to participate in the Plan upon the first Date of Grant of an Option Period following the date upon which he or she is eligible to participate in the First Employees' Savings Plan, provided that such Employee is customarily scheduled to work at least 20 hours each week.

     Notwithstanding the foregoing, no Employee shall be eligible to participate during any Option Period if, immediately after the Date of Grant for such Option Period, such Employee would own stock, within the meaning of Section 423(b)(3) of the Code, possessing five percent or more of the total combined voting power or value of all classes of stock of First National. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

     3.2    Leave of Absence.
            ----------------

     For purposes of Sections 3.1, 6.3 and 7.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For the purpose of the Plan only, such individual's employment with an Employer shall be deemed to have terminated at the close of business on the ninetieth day of such leave, unless the individual shall have returned to regular employment with an Employer prior to the close of business on such ninetieth day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

     3.3    Participation.
            -------------

     An Employee eligible to participate in the Plan under Section 3.1 for an Option Period may become a Participant in the Plan by completing and forwarding a Request Form to the Administrator by the date established by the Committee. Once a Request Form is executed by an eligible Employee and approved by the Administrator (or his or her designee), it shall remain in operation until superseded by a subsequent Request Form or until the Plan terminates. The Request Form shall authorize a regular payroll deduction, as defined in Section 6.1, from the Employee's Compensation during the Option Period. In the event that a Participant completely discontinues his payroll deduction under Section 6.2, he shall be ineligible to participate until the Date of Grant following the six (6) month anniversary of the date he elected to discontinue his payroll deduction.

                                   ARTICLE IV

                                 STOCK AVAILABLE

     4.1    Number of Shares Available In General.
            -------------------------------------

     Subject to adjustment as provided in this Section 4.1 and in Section 4.2, an aggregate of Three Hundred Thousand (300,000) shares of Common Stock shall be available for purchase pursuant to the provisions of the Plan. The shares may be authorized and unissued shares or may be shares issued and subsequently acquired by First National. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or in part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan.

     4.2    Adjustment In Event of Changes In Capitalization.
            ------------------------------------------------

     The aggregate number of shares of Common Stock reserved for purchase under the Plan, as provided in Section 4.1, and the calculation of the Option Price per share for Options granted but not yet exercised, shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock dividend, stock split, or combination of shares, recapitalization or other change in First National's capitalization, or other distribution with respect to holders of the Common Stock other than normal cash dividends. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options, and with a corresponding adjustment in the Option Price per share.

     4.3    Shares Unavailable.
            ------------------

     If, on any Exercise Date, the aggregate funds available for the purchase of Common Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan pursuant to Section 4.1, the following events shall occur:

     (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

     (b) The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

     (c) Any balance remaining in each of the Participants' accounts shall be refunded promptly.

                                   ARTICLE V

                                OPTION PROVISIONS

     5.1    Option Price.
            ------------

     The Option Price of Common Stock purchased for a Participant on the Exercise Date of an Option Period shall be the lesser of:

     (a) 85 percent of the Fair Market Value of the Common Stock on the Date of Grant of the Option Period; or

     (b) 85 percent of the Fair Market Value of the Common Stock on the Exercise Date of the Option Period.

     The dates at which the Fair Market Value is measured under this Section 5.1 shall be known as the "Valuation Date."

     5.2    Calendar Year $25,000 Limit.
            ---------------------------

     Notwithstanding anything else contained herein, no Employee may be granted an Option which permits such Employee, during any calendar year, to purchase Common Stock under this Plan, and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of First National and its Subsidiaries, having an aggregate fair market value, determined at the time of each Date of Grant during such calendar year, of more than $25,000.

     5.3    Fixed and Determinable Number of Shares.
            ---------------------------------------

     Notwithstanding anything else contained herein, no Employee may be granted an Option to purchase more than Ten Thousand (10,000) shares of Common Stock during any Option Period.

                                   ARTICLE VI

                             PURCHASING COMMON STOCK

     6.1    Deductions from Payroll.
            -----------------------

     For each Option Period, an Employee eligible to participate in the Plan (under Section 3.1) may elect to participate by submitting a Request Form (under
Section 3.3), in accordance with such rules as may be adopted by the Committee from time to time. The Request Form shall authorize a payroll deduction of any whole percentage of the Employee's Compensation payable each pay period. The percentage authorized and elected under this paragraph shall not exceed 10%.

     6.2    Deduction and Contribution Changes and Discontinuance.
            -----------------------------------------------------

     A Participant may not increase or decrease his or her payroll deduction authorized under Section 6.1 during any Option Period (with respect to such Option Period).

     A Participant may, however, completely discontinue his or her payroll deduction at any time, by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 25 days after receipt of the Request Form by the Administrator (or earlier if approved by the Administrator), and shall remain in effect as provided under
Section 3.3.

     In the event that a Participant discontinues payroll deductions, such Participant may elect to have the balance in his or her account:

     (i)    returned to the Participant pursuant to Section 7.1; or

     (ii) held under the Plan to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

     6.3    Leave of Absence; Transfer to Ineligible Status.
            -----------------------------------------------

     If a Participant goes on a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is not customarily scheduled to work at least 20 hours each week, such Participant shall no longer be eligible for payroll deductions under the Plan, except as otherwise provided in this Section 6.3.

     With respect to his or her payroll deductions, such Participant shall have the right to elect to:

     (i)    withdraw the balance in his or her account under Section 7.1; or

     (ii) discontinue payroll deductions under the Plan but remain a Participant in the Plan (unless such Participant is deemed to have terminated under Section 3.2, in which case such Participant shall be deemed to make an election under part
            (i) of this Section 6.3).

     If the Participant returns from a leave of absence before being deemed to have terminated employment with an Employer under Section 3.2, and again becomes a full-time Employee of an Employer customarily scheduled to work at least 20 hours each week, his or her payroll deductions shall automatically recommence at the percentage level in effect immediately before the leave of absence or disqualifying change in employment status (as applicable).

     6.4    Participant's Account.
            ---------------------

     The Administrator shall establish an account in the name of each Participant. A Participant's payroll deductions, as described above, shall be credited to the Participant's account, without interest, until withdrawn, distributed, or used to purchase Common Stock under the Plan. All payroll deductions received or held by First National under the Plan may be used by First National for any corporate purpose, and First National shall not be obligated to segregate such payroll deductions.

     6.5    Automatic Exercise.
            ------------------

     Unless a Participant's account is distributed in cash as provided by the Plan, his or her Option shall be exercised automatically on the Exercise Date of the Option Period for the purchase of the number of whole shares of Common Stock which the accumulated balance in such Participant's account at that time will purchase at the Option Price.

     Fractional shares shall not be issued or purchased under the Plan. If a Participant participates in the Plan for the following Option Period, any accumulated balance that would have been used to purchase a fractional share shall be applied to such Participant's account for the following Option Period. Otherwise, any remaining balance will be returned to the Participant (or Beneficiary, as appropriate).

     Within sixty days after the Exercise Date of each Option Period, each Participant participating in the Plan for such Option Period (or Beneficiary, as appropriate) shall receive a statement indicating the number of shares purchased for such Participant for such Option Period.

     6.6    Issuance of Shares and Shareholder Rights.
            -----------------------------------------

     As soon as practicable after the Exercise Date of an Option Period, the Administrator shall cause the Company to issue the number of whole shares purchased for each Participant (or Beneficiary, as the case may be) for credit to the accounts of each Participant (or Beneficiary, as the case may be). Subject to applicable law, First National may issue such shares with or without a certificate, provided that a Participant (or his or her Beneficiary) may at any time request a certificate for such shares by written notice to the Administrator. As soon as practicable after the shares have been issued, the Administrator shall notify each Participant of the number of shares of Common Stock held in such account and of the appropriate account information. None of the rights or privileges of a shareholder of the Common Stock shall exist with respect to Common Stock purchased under the Plan unless and until the shares of Common Stock have been issued by the Company and either the Participant has become the beneficial owner of the Common Stock or the Participant has become the record owner of the Common Stock.

     6.7    Listing, Registration, and Qualification of Shares.
            --------------------------------------------------

     The granting of Options for, and the sale and delivery of, Common Stock under the Plan, shall be subject to the effecting by First National of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or market and under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body that the Committee deems necessary or desirable for the issue or purchase of the shares covered.

     6.8    Dividend Reinvestment Plan.
            --------------------------

     Until an election is made by a Participant (or his or her Beneficiary) to the contrary, each Participant shall be deemed to have elected to participate in the First National Corporation Dividend Reinvestment Plan (the "DRP") with respect to dividends paid on shares of Common Stock issued by First National to such Participant under the Plan. A Participant (or his or her Beneficiary) may elect not to participate in the DRP by providing written notice of such election to the Administrator, and such election shall become effective for all dividends declared by First National after such election. A Participant who elects not to participate in the DRP may not thereafter elect to participate in such plan except in accordance with the terms and conditions of the DRP. Shares of Common Stock issued by First National under the Plan shall be treated as subject to the DRP until such election has become effective or such shares are sold, transferred or assigned by a Participant.

                                  ARTICLE VII

               WITHDRAWAL OF DEDUCTIONS; TERMINATION OF EMPLOYMENT

     7.1    Discontinuance of Deductions; Leave of Absence; Transfer to
            -----------------------------------------------------------
            Ineligible Status.
            -----------------

     In the event that a Participant or his Beneficiary, as the case may be, elects to have the Participant's account balance returned under the provisions of Section 6.2 (discontinued deduction), 6.3 (deemed termination or transfer to ineligible status), 7.3 (retirement or disability), or 7.4 (death), the balance in such Participant's account shall be returned to the Participant, in cash as soon as practicable, upon the Participant's written request received by the Administrator no later than the 15th day of the final calendar month of the current Option Period.

     7.2    Termination of Employment for Reasons Other Than Retirement,
            ------------------------------------------------------------
            Disability, or Death.
            --------------------

     If a Participant terminates employment with First National and the Subsidiaries for reasons other than retirement (voluntary termination of employment with First National and the Subsidiaries on or after age 65), disability as determined under First National's long-term disability plan, or death, the balance in the Participant's account shall be returned to the Participant in cash as soon as practicable, and such account balance shall not be used to purchase Common Stock under the Plan.

     7.3    Retirement or Disability.
            ------------------------

     In the event a Participant terminates employment with First National and the Subsidiaries by reason of retirement (as defined in Section 7.2) or disability as determined under First National's long-term disability plan, the provisions of this Section 7.3 shall apply.

     With respect to the balance of a Participant's account, the Participant shall file a written election with the Administrator by the 15th day of the final calendar month of the current Option Period, indicating whether the balance is to be distributed under Section 7.3(i) or used under Section 7.3(ii). In the event that such election is not received by such date, the Participant shall be deemed to have elected distribution under Section 7.3(i). Pursuant to such election, the Participant's account balance shall be:

     (i)    returned to the Participant under the provisions of Section 7.1; or

     (ii) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

     7.4    Death.
            -----

     In the event a Participant dies during an Option Period, the provisions of this Section 7.4 shall apply.

     With respect to the balance of a Participant's account, the Beneficiary shall file a written election with the Administrator by the 15th day of the final calendar month of the current Option Period, indicating whether the balance is to be distributed under Section 7.4(i) or used under Section 7.4(ii). In the event that such election is not received by such date, the Beneficiary shall be deemed to have elected distribution under Section 7.4(i). Pursuant to such election, the Participant's account balance shall be:

     (i)    distributed to the Participant's Beneficiary under the provisions of
            Section 7.1; or

     (ii) held under the Plan and used to purchase Common Stock for the Beneficiary under the automatic exercise provisions of Section 6.5.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

     8.1    Amendment.
            ---------

     The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

     (a) Affect any right or obligation with respect to any grant theretofore made, unless required by law, or

     (b) Unless previously approved by the shareholders of First National (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Code, or rules of any stock exchange or market on which First National's Common Stock is listed):

     (i) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.2,

     (ii) increase the number of shares of Common Stock available for issuance under the Plan (except as provided in Section 4.2), or

     (iii) materially increase the benefits to Participants under the Plan.

     8.2    Termination.
            -----------

     The Committee may terminate the Plan at any time in its sole and absolute discretion. Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances in Participants' accounts shall be refunded promptly.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1    Shareholder Approval.
            --------------------

     The Plan shall be approved and ratified by the shareholders of First National, not later than 12 months after the Plan is approved by the Board of Directors, pursuant to Treasury regulation Section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall automatically terminate, all payroll deductions shall cease, and the balances in Participants' accounts shall be promptly distributed to them. Any Common Stock issued for credit to the accounts of Participants (or to such Participants) prior to such date, however, shall remain the property of the Participants.

     9.2    Employment Rights.
            -----------------

     Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained as an employee of First National or any Subsidiary or to interfere with the right of First National or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

     9.3    Tax Withholding.
            ---------------

     The Administrator shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax (including, without limitation, state and federal income tax and, if required by law or relevant IRS guidance, the Participant's portion of FICA and FUTA tax) that it determines it is so obligated to collect with respect to the issuance of Options or Common Stock hereunder, or the subsequent exercise of such Options or the sale or disposition of such Common Stock, and the Administrator shall institute such mechanisms as shall insure the collection of such taxes.

     9.4    Rights Not Transferable.
            -----------------------

     No Option granted under the Plan is assignable or transferable by any Participant, other than by will or the laws of descent and distribution. Options granted to a Participant are only exercisable, during such Participant's lifetime, by that Participant. A Participant's unexercised Options, in the event that a Participant dies, shall be treated pursuant to the provisions of Section 7.4.

     9.5    Effect of Certain Transactions.
            ------------------------------

     Subject to any required action by the shareholders, if First National shall be the surviving or resulting entity in any merger or share exchange, or if First National shall be a party to a merger or share exchange for the purpose of changing the jurisdiction of its incorporation, any Options granted hereunder shall pertain to and apply to the shares of stock of First National or the survivor. However, in the event of a dissolution or liquidation of First National, or of a merger or share exchange in which First National is not the surviving or resulting entity, or a sale of all or substantially all of the assets of First National, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger, share exchange or asset sale, and the balance then standing to the credit of each Participant in his or her account shall be refunded promptly.

     9.6    No Repurchase of Stock by First National.
            ----------------------------------------

     First National is under no obligation to repurchase from any Participant, Beneficiary, or any other party, any shares of Common Stock acquired under the Plan.

     9.7    Governing Law.
            -------------

     The Plan shall be governed by and construed in accordance with the laws of the State of South Carolina except to the extent such laws are preempted by federal law.


     IN WITNESS WHEREOF, First National Corporation has caused this plan document to be executed this ____ day of _____________, 2002.


                                          FIRST NATIONAL CORPORATION


                                          By:  ________________________________


ATTEST:


By:  ___________________________

P R O X Y

                           FIRST NATIONAL CORPORATION
              Proxy Solicited on Behalf of the Board of Directors
                    for 2002 Annual Meeting of Shareholders

     C.John Hipp, III and Richard C.Mathis, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of First National Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 23, 2002, and at any adjournment thereof, as follows:

     1. ELECTION OF DIRECTORS:

          Luther J. Battiste, III, Robert R. Hill, Jr., Ralph W. Norman, Anne H. Oswald, Samuel A. Rodgers, and A. Dewall Waters

      [_] FOR all nominees listed above        [_] WITHHOLD AUTHORITY to vote
          (except any I have written below)        for all nominees listed above

          INSTRUCTION:To withhold authority to vote for any individual(s), write the nominee's (s') name(s) on the line below.

     2. PROPOSAL TO APPROVE THE FIRST NATIONAL CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN.

                    [_]  FOR          [_] AGAINST        [_] ABSTAIN

     3. PROPOSAL TO RATIFY APPOINTMENT OF J.W.HUNT AND COMPANY,LLP,CERTIFIED PUBLIC ACCOUNTANTS,AS FIRST NATIONAL'S INDEPENDENT AUDITORS FOR 2002:

                    [_]  FOR          [_] AGAINST        [_] ABSTAIN

             (Continued and to be dated and signed on reverse side)

     4. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting.

          THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

                                 Sign exactly as your name or names appear.
                                 When signing in a representative capacity, give title such as Trustee, Personal Representative, or President.

                                 Date: ________________________________, 2002

                                 ____________________________________________
                                              Shareholder sign here

                                 ____________________________________________
                                               Co-owner sign here



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